UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 16, 2010
Date of Report (Date of earliest event reported)

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida (State or Other Jurisdiction of Incorporation)	1-10466 (Commission File Number)	59-0432511 (I.R.S. Employer Identification No.)

133 South WaterSound Parkway
WaterSound, FL (Address of Principal Executive Offices)	32413 (Zip Code)
(850) 588-2250
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2010, the Board of Directors (the “Board”) of The St. Joe Company (“St. Joe”) voted to expand the size of the Board from seven directors to nine directors. On December 16, 2010, the Board filled the vacancies created by the increase in the size of the Board by electing Bruce R. Berkowitz and Charles M. Fernandez to serve as directors of St. Joe, effective January 1, 2011. It has not yet been determined on which committees of the Board Mr. Berkowitz or Mr. Fernandez will serve.
A copy of the press release dated December 16, 2010 announcing the election of Mr. Berkowitz and Mr. Fernandez to the Board is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated December 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2010

THE ST. JOE COMPANY
By:	/s/ Reece B. Alford
	Name:	Reece B. Alford
	Title:	Senior Vice President Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated December 16, 2010.

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